FILED NOVEMBER 17, 2003

                               ARTICLES OF MERGER

      Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.11.RCW and Sections 252 of the Delaware Code, the undersigned corporations hereby submit the following Articles of Merger for filing for the purpose of Gold Bond Resources, Inc., a Washington corporation ("Gold Bond"), into EnerTeck Corporaton, a Delaware corporation ("EnerTeck").

                                    ARTICLE I

      The Plan of Merger of Gold Bond into EnerTeck is attached as Exhibit A.

                                   ARTICLE II

1. The Plan of Merger was duly approved by the shareholders of Gold Bond pursuant to Washington Business Corporation Act, Chapter 23B.11 RCW.

2. The Plan of Merger was approved by the unanimous consent of the shareholders of EnerTeck . 3. The Merger shall be effective on November 24, 2003 at the hour of 9:00 a.m., EST.

DATED this 10th day of November, 2003

Gold Bond Resources, Inc., a             EnerTeck Corporation, a
Washington corporation                   Delaware corporation


By: /s/ Dwaine Reese                     By: /s/ Dwaine Reese
   --------------------------------         ------------------------------------
   Dwaine Reese, Chairman                   Dwaine Reese, Chairman